EXHIBIT 23.2


October 27, 2005

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2, our report dated September 9, 2005 relating to the financial statements of IPv6 Summit, Inc. as of June 30, 2005 and for the years ended June 30, 2005 and 2004. We also hereby consent to the use of our name in the section marked "Experts."

Sincerely,

/s/ De Joya Griffith & Company, LLC
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De Joya Griffith & Company, LLC
Henderson, Nevada